UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022 (June 23, 2022)

FUSE MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-10093	59-1224913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas		75080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 862-3030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FZMD	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matter to a Vote of Security Holders

On June 23, 2022, Fuse Medical, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of common stock eligible to vote as of the record date, April 25, 2022, was 72,895,795 and, pursuant to the Company’s Bylaws, 36,447,898 shares were required to be present or represented at the Annual Meeting to constitute a quorum. The total number of shares of common stock present or represented at the Annual Meeting was 64,158,360, and a quorum therefore existed.

At the Annual Meeting:

1.	Election of Board of Directors. The following persons were elected as directors of the Company for a one-year term expiring at the 2022 Annual Meeting of Stockholders with the following vote:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Renato V. Bosita, Jr., MD	62,766,475	295,105	0	1,096,780
Mark W. Brooks	62,768,965	292,615	0	1,096,780
Lawrence S. Yellin	62,727,971	333,609	0	1,096,780
Christopher C. Reeg	62,768,975	292,605	0	1,096,780
2.

Ratification of the Selection of Armanino LLP (“Armanino”). The selection of Armanino to act as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 was ratified by a vote of (i) 64,140,909 in favor, (ii) 17,381 against, and (iii) 70 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fuse Medical, Inc.

Date: June 27, 2022	By:	/s/ Christopher C. Reeg
Christopher C. Reeg,
Chief Executive Officer and Director

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